EXHIBIT 23

MONROE SHINE
KNOWLEDGE FOR TODAY ... VISION FOR TOMORROW
222 EAST MARKET STREET, P.O. BOX 1407, NEW ALBANY, INDIANA 47150 * PHONE: 812.945.2311 * FAX: 812.945.2603

We consent to the incorporation by reference in First Savings Financial Group, Inc.'s Registration Statemetns on Form S-8 (File Nos. 333-154417 and 333-166430) of our report dated June 23, 2016 contained in this Annual Report on Form 11-K of First Savings Bank Employees' Savings & Profit Sharing Plan for the year ended December 31, 2015.

/s/ Monroe Shine & Co., Inc.

New Albany, Indiana
June 23, 2016